Exhibit 2.1

Deed

This deed, made between Prime Infrastructure Holdings Limited (ACN 100 364 234) (PIHL), Prime Infrastructure RE Limited (ACN 099 717 638) (PIRE) as responsible entity of the Prime Infrastructure Trust (ARSN 100 375 479) (PIT) and the Prime Infrastructure Trust 2 (ARSN 108 288 204) (PIT2) and Brookfield Infrastructure Partners Limited (BIPL) as general partner of Brookfield Infrastructure Partners L.P. (BIP) (together, the parties), on 19 October 2010, witnesses as follows:

1                                          The parties entered into an implementation deed on 23 August 2010 (Implementation Deed). Terms defined in the Implementation Deed have the same meanings when used in this deed.

2                                          Notwithstanding any provision of the Implementation Deed (including without limitation clause 2.4), if the Schemes become Effective, PIRE as responsible entity of PIT will make a distribution of twenty Australian cents (A$0.20) per PIT Unit held to all Scheme Participants and BIP Bermuda Holdings IV Limited, with a payment date not later than the Implementation Date (Final Prime Distribution), and Prime must take all steps necessary or desirable to make the Final Prime Distribution (including announcing the intention to do so) and BIP gives its approval in writing to, and consents to, all of the foregoing for all purposes including for the purposes of:

(a)                                  the definition of ‘Prime Prescribed Occurrence’ in the Implementation Deed; and

(b)                                 the conditions to the Schemes and the conditions to the offers made under the Takeover Bid (both as referenced in Schedules 2 and 7 of the Implementation Deed and also as set out in the Schemes and the offers under the Takeover Bid themselves).

3                                          Notwithstanding any provision of the Implementation Deed, BIP may (in its discretion) increase the consideration it offers under the Takeover Bid to Prime Securityholders in accordance with the Corporations Act (including by offering a cash sum in addition to BIP Interests) and will increase such consideration by an amount of twenty Australian cents (A$0.20) per Prime Security on the date that Prime announces to ASX its intention to make the Prime Final Distribution.

4                                          Each party confirms that, other than as provided for in this letter, the Implementation Deed remains in full force and effect.

5                                          This deed is governed by the law in force in New South Wales and each party submits to the non-exclusive jurisdiction of the courts of that place

Executed as a deed:

EXECUTED by PRIME	)
INFRASTRUCTURE HOLDINGS	)
LIMITED in accordance with section	)
127(1) of the Corporations Act 2001)
(Cwlth) by authority of its directors:	)	/s/ Michael John Ryan
	)	Signature of ~~director~~/company
	)	secretary*
/s/ Brian Kingston	)	*delete whichever is not applicable
Signature of director	)
	)	Michael John Ryan
	)	Name of ~~director~~/company secretary*
Brian Kingston	)	(block letters)
Name of director (block letters)		*delete whichever is not applicable

EXECUTED by PRIME	)
INFRASTRUCTURE RE LIMITED as	)
responsible entity of Prime	)
Infrastructure Trust and the Prime	)
Infrastructure Trust 2 in accordance	)
with section 127(1) of the Corporations	)
Act 2001 (Cwlth) by authority of its	)
directors:	)	/s/ Michael John Ryan
	)	Signature of ~~director~~/company
	)	secretary*
/s/ Jeff Kendrew	)	*delete whichever is not applicable
Signature of director	)
Michael John Ryan
Name of ~~director~~/company secretary*
Jeff Kendrew		(block letters)
Name of director (block letters)		*delete whichever is not applicable

EXECUTED for and on behalf of	)
BROOKFIELD INFRASTRUCTURE	)
PARTNERS L.P., by its general	)
partner BROOKFIELD	)
INFRASTRUCTURE PARTNERS	)
LIMITED, by its duly authorised	)
representatives in the presence of:	)
)
)
)
/s/ Jane Sheere	)	/s/ Gregory E A Morrison
Witness’ signature	)	Representative’s signature
)
)
Secretary	)	Vice President
Witness’ office	)	Representative’s office
)
)
Jane Sheere	)	Gregory E A Morrison
Witness’ full name	)	Representative’s full name